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                                                                   EXHIBIT 24.1

                              Greenberger & Forman
                           1370 Avenue of the Americas
                            New York, New York 10019





                                        August 30, 1996



Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C.  20549

                  Re:      S.E.C. Registration Statement
                           on Form S-8 of 241,240 Shares
                           of Common Stock of Enhanced Services Company, Inc. Commission File No. 0-24256
                           --------------------------------------------------

Ladies and Gentlemen:

                  We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, DC, pursuant to the Securities Act of 1933, as amended, by Enhanced Services Company, Inc., a Colorado corporation, in connection with its offering of up to 241,240 shares of its common stock which may be issued pursuant to options granted under the Company's Amended and Restated 1992 Incentive Stock Option Plan, as more fully described in such Registration Statement.

                  We further consent to the reference in such Registration Statement to our having given such opinion.

                                             Very truly yours,

                                             GREENBERGER & FORMAN


                                         By: /s/ Matthew S. Cohen
                                             -------------------------
                                             Matthew S. Cohen